UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

SUPERNUS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37835	41-2520873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Indivior Pharmaceuticals, Inc., 10710 Midlothian Turnpike, Suite 125, North Chesterfield, Virginia 23235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	INDV	The Nasdaq Stock Market LLC

Introductory Note

Effective at 8:18 a.m. Eastern Time on November 2, 2026 (the “Effective Time”), Indivior Pharmaceuticals, Inc., a Delaware corporation (“Indivior”) and Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”) completed the previously announced business combination, pursuant to the Agreement and Plan of Merger, dated as of August 1, 2026 (the “Merger Agreement”), by and among Indivior, Artemis Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Indivior (“Merger Sub”), and Supernus. Pursuant to the Merger Agreement, Merger Sub merged with and into Supernus (the “Merger”), with Supernus continuing as the surviving corporation and becoming a wholly owned subsidiary of Indivior. In connection with, and immediately upon completion of, the Merger, Indivior was renamed Supernus, Inc. References to the “Combined Company” as used in this Current Report on Form 8-K shall mean Indivior, as renamed, following the closing of the Merger (the “Closing”).

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On November 2, 2026 (the “Closing Date”), the Combined Company and certain of its subsidiaries (collectively, the “Loan Parties”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Combined Company, as the borrower, the other Loan Parties, as guarantors, the financial institutions from time to time party thereto as lenders, and Citibank, N.A. (“Citi”), as agent for the lenders and for itself as lender, providing for a senior secured term loan facility (the “Credit Facility”) in an aggregate principal amount of $650,000,000, all of which was borrowed on the Closing Date. Capitalized terms used in this Current Report on Form 8-K without definition shall have the meanings assigned thereto in the Credit Agreement.

The proceeds of the Credit Facility are permitted to be used, in whole or in part, to consummate the Merger, to refinance or repay certain existing indebtedness of the Combined Company and its subsidiaries on the Closing Date, to pay fees, costs and expenses incurred in connection with the Merger and the Credit Agreement, and for general corporate purposes (including, without limitation, acquisitions and investments permitted under the Credit Agreement).

Interest Rate, Fees and Prepayments

From the Closing Date through the first day of the month immediately following the month during which the first quarterly financial statements are delivered, the term loans bear interest at a rate per annum equal to, at the Combined Company’s option, (i) a rate based on Term SOFR plus 2.25% or (ii) a rate based on the Base Rate plus 1.25%. Thereafter, the term loans will bear interest at a rate per annum equal to, at the Combined Company’s option, (i) a rate based on Term SOFR plus a variable applicable margin ranging from 2.00% to 2.75% based on the applicable total net leverage ratio or (ii) a rate based on the Base Rate plus a variable applicable margin ranging from 1.00% to 1.75% based on the applicable total net leverage ratio. The Combined Company is permitted to repay the Credit Facility, in whole or in part, without penalty or premium, subject to certain notice periods.

Guarantees and Security

The obligations under the Credit Facility are guaranteed by certain of the Combined Company’s subsidiaries located in the United States, England and Wales, Scotland or Northern Ireland. The obligations under the Credit Facility are secured by a first priority lien on substantially all current and future tangible and intangible property of the Loan Parties and pledges of the equity of certain subsidiaries, in each case subject to certain exceptions, limitations and customary exclusions from the collateral.

Certain Covenants and Events of Default

The Credit Agreement contains customary affirmative covenants, including financial statement reporting requirements and delivery of a compliance certificate. The Credit Agreement also contains customary negative covenants that limit the Loan Parties’ (and their Restricted Subsidiaries’) ability to, among other things, grant or incur liens, dispose of assets, incur additional indebtedness, make certain investments, restricted payments or restricted debt payments, enter into certain mergers and acquisitions, or engage in certain transactions with affiliates subject in each case to certain customary exclusions, exceptions and baskets. In addition, the Credit Agreement contains maximum Total Net Leverage Ratio and minimum Consolidated Interest Coverage Ratio financial covenants.

The Credit Agreement also contains customary events of default (subject to certain exceptions, thresholds and grace periods), including, among other things, the failure to pay obligations when due, breach of covenants, cross-default to certain other indebtedness, bankruptcy-related defaults, certain monetary judgment defaults, and certain change of control events. The occurrence of an event of default may result in the termination of the Credit Agreement and acceleration of repayment obligations with respect to any outstanding obligations under the Credit Facility.

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, and as a result of the Merger, each share of common stock of Supernus, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as defined in the Merger Agreement) was converted into the right to receive 1.5401 shares of Indivior common stock, par value $0.001 per share (such ratio, the “Exchange Ratio” and such shares, following the name change described in Item 5.03 below, “Indivior Shares”). No fractional shares were issued in the Merger; cash is payable in lieu of fractional shares, as described in the Merger Agreement. Upon completion of the Merger, legacy Indivior stockholders own approximately 56.5% of the Combined Company on a fully diluted basis and former Supernus stockholders own approximately 43.5% of the Combined Company on a fully diluted basis.

In addition, at the Effective Time and as a result of the Merger and without any action on the part of any holder thereof:

(i) each restricted stock unit of Supernus (“Supernus RSU”) that was then outstanding was automatically assumed and converted into an award of restricted stock units of the Combined Company (each, a “Rollover RSU”) with the same terms and conditions that applied to such Supernus RSU, including applicable vesting conditions, relating to a number of Indivior Shares equal to the product, rounded down to the nearest whole number, of (A) the number of shares of Supernus common stock subject to such Supernus RSU immediately prior to the Effective Time multiplied by (B) the Exchange Ratio;

(ii) each Supernus restricted stock unit subject to performance-based vesting restrictions (“Supernus PSU”) that was then outstanding was automatically assumed and converted into a Rollover RSU that is subject solely to time-based vesting, with the same other terms and conditions that applied to such Supernus PSU immediately prior to the Effective Time, relating to a number of Indivior Shares equal to the product, rounded down to the nearest whole number, of (A) the number of shares of Supernus common stock subject to such Supernus PSU immediately prior to the Effective Time multiplied by (B) the Exchange Ratio; and

(iii) each option to purchase shares of Supernus common stock (“Supernus Option”) that was then outstanding was automatically assumed and converted into an option to acquire Indivior Shares (each, a “Rollover Option”) at an adjusted exercise price per share, subject to the same terms and conditions as were applicable to such Supernus Option immediately prior to the Effective Time, including applicable vesting conditions; accordingly, (A) each Rollover Option is exercisable solely for Indivior Shares, (B) the number of Indivior Shares subject to each Rollover Option was determined by multiplying the number of shares of Supernus common stock subject to the Supernus Option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number, and (C) the per share exercise price for Indivior Shares issuable upon exercise of such Rollover Option is equal to the per share exercise price of the shares of Supernus common stock subject to the Supernus Option, as in effect immediately prior to the Effective Time, divided by the Exchange Ratio and rounded up to the nearest whole cent.

Furthermore, in accordance with the Merger Agreement, each restricted stock unit (“RSU”) granted under an Indivior equity incentive plan that is subject to performance-based restrictions (“PSU”) that was outstanding as of the Effective Time converted into an RSU, with performance conditions deemed achieved based on actual achievement of performance conditions during the performance period through a recent practicable date prior to the Effective Time (as determined by Indivior’s compensation committee), which will vest on the same scheduled vesting date as the corresponding PSU (“Converted Awards”).

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to Indivior’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2026 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officers

Consistent with the terms of the Merger Agreement, effective as of the Effective Time, Joseph Ciaffoni ceased to serve as Chief Executive Officer of Indivior, Ryan Preblick ceased to serve as Chief Financial Officer of Indivior, Patrick Barry ceased to serve as Chief Commercial Officer of Indivior and Jeffrey Burris ceased to serve as Chief Legal Officer of Indivior.

Separation Agreement with Joseph Ciaffoni

Indivior entered into a separation agreement and release of claims with Joseph Ciaffoni on November 2, 2026 (the “Ciaffoni Separation Agreement”) pursuant to which, subject to the consummation of the Closing, and Mr. Ciaffoni’s execution and non-revocation of a release of claims within seven days following the date his employment was terminated, the Combined Company will provide Mr. Ciaffoni: (a) base salary continuation in the gross amount of $1,672,500, less applicable withholding and deductions, payable over 18 months following the termination date in equal semi-monthly installments starting on the Combined Company’s first pay date after the later of the termination date and the date the release of claims becomes effective and irrevocable; (b) a payment in the gross amount of $1,672,500, less applicable withholding and deductions, payable on the same payment terms and conditions as (a); and (c) subject to Mr. Ciaffoni’s timely election of continuation coverage, the Combined Company will pay the full cost of health benefits contributions for the 18-month period following the termination date. In addition, upon the date that Mr. Ciaffoni’s employment terminates, all of Mr. Ciaffoni’s RSU awards will accelerate and vest in full (including any RSU awards received with respect to previous PSU awards).

The foregoing summary of the Ciaffoni Separation Agreement is qualified in its entirety by reference to the full text and terms of the Ciaffoni Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Separation Agreement with Ryan Preblick

Indivior entered into a separation agreement and release of claims with Ryan Preblick on November 2, 2026 (the “Preblick Separation Agreement”) pursuant to which, subject to the consummation of the Closing, and Mr. Preblick’s execution and non-revocation of a release of claims within seven days following the date his employment terminated, the Combined Company will provide Mr. Preblick: (a) base salary continuation in the gross amount of $754,406, less applicable withholding and deductions, payable over 15 months following the termination date in equal semi-monthly installments starting on the Combined Company’s first pay date after the later of the termination date and the date the release of claims becomes effective and irrevocable; (b) a payment in the gross amount of $452,644, less applicable withholding and deductions, payable on the same payment terms and conditions as (a); (c) subject to Mr. Preblick’s timely election of continuation coverage, the Combined Company will pay the company health benefits contribution in the same amount that would apply if Mr. Preblick remained employed with the Combined Company for the 15-month period following the termination date; and (d) all outstanding PSUs will be deemed earned based on actual achievement of the applicable performance conditions (calculated as of a recent practicable date prior to the closing of the merger) and be converted into Converted Awards.

Subject to the terms and conditions of the Preblick Separation Agreement, the following number of RSUs and Converted Awards will accelerate and vest as of the date the Preblick Separation Agreement becomes effective and irrevocable (the “Accelerated Vesting Date” and such acceleration, the “Separation Acceleration”):

(i) one-third of the Mr. Preblick’s RSUs granted in 2025 shall accelerate and vest on the Accelerated Vesting Date, and for purposes of the following acceleration provisions shall be treated as if such RSUs vested 1/3 on each anniversary date of such award;

(ii) an additional pro-rated portion of each RSU award will accelerate and vest as of the Accelerated Vesting Date, equal to the greater of (A) a percentage (not to exceed 100%) calculated by dividing (x) the number of days the executive was employed with the company during the period commencing on the applicable RSU grant date and ending on the termination date by (y) the total number of days during the period commencing on the applicable RSU grant date and ending on the scheduled RSU vesting date (less the number of RSUs that previously vested pursuant to the terms of the award) or (B) the number of RSUs that would have vested (taking into account the annual vesting of such RSUs) during the 18 months following the termination date;

(iii) Converted Awards received with respect to any PSUs granted in 2024 or 2025 will fully accelerate as of the Accelerated Vesting Date;

(iv) For Converted Awards received with respect to PSUs granted in 2026, an additional pro-rated portion of each PSU award will accelerate and vest as of the Accelerated Vesting Date, equal to the greater of (A) a percentage (not to exceed 100%) calculated by dividing (x) the number of days the executive was employed with the company during the period commencing on the applicable PSU grant date and ending on the termination date by (y) the total number of days during the period commencing on the applicable PSU grant date and ending on the scheduled PSU (or after, the merger, Converted Award) vesting date (less the number of Converted Awards that previously vested pursuant to the terms of the award) or (B) the number of Converted Awards that would have vested during the 18 months following the termination date.

The foregoing summary of the Preblick Separation Agreement is qualified in its entirety by reference to the full text and terms of the Preblick Separation Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Separation Agreement with Patrick Barry

Indivior entered into a separation agreement and release of claims with Patrick Barry on November 2, 2026 (the “Barry Separation Agreement”), pursuant to which, subject to the consummation of the Closing, and Mr. Barry’s execution and non-revocation of a release of claims within seven days following the termination of his employment, the Combined Company will provide Mr. Barry: (a) base salary continuation in the gross amount of $875,000, less applicable withholding and deductions, payable over 15 months following the termination date in equal semi-monthly installments starting on the Combined Company’s first pay date after the later of the termination date and the date the release of claims becomes effective and irrevocable; (b) a payment in the gross amount of $525,000, less applicable withholding and deductions, payable on the same payment terms and conditions as (a); (c) subject to Mr. Barry’s timely election of continuation coverage, the Combined Company will pay the company health benefits contribution in the same amount that would apply if Mr. Barry remained employed with the Combined Company for the 15-month period following the termination date; and (d) upon the closing of the Merger, all outstanding PSUs will be deemed earned based on actual achievement of the applicable performance conditions (calculated as of a recent practicable date prior to the closing of the merger) and be converted into Converted Awards.

Subject to the terms and conditions of the Barry Separation Agreement, Mr. Barry’s outstanding RSUs and Converted Awards will be subject to the Separation Acceleration.

The foregoing summary of the Barry Separation Agreement is qualified in its entirety by reference to the full text and terms of the Barry Separation Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Separation Agreement with Jeffrey Burris

Indivior entered into a separation agreement and release of claims with Jeffrey Burris on November 2, 2026 (the “Burris Separation Agreement”), pursuant to which, subject to the consummation of the Closing, and Mr. Burris’s execution and non-revocation of a release of claims within seven days following the termination of his employment, the Combined Company will provide Mr. Burris: (a) base salary continuation in the gross amount of $739,701, less applicable withholding and deductions, payable over 15 months following the termination date in equal semi-monthly installments starting on the Combined Company’s first pay date after the later of the termination date and the date the release of claims becomes effective and irrevocable; (b) a payment in the gross amount of $369,850, less applicable withholding and deductions, payable on the same payment terms and conditions as (a); (c) subject to Mr. Burris’s timely election of continuation coverage, the Combined Company will pay the company health benefits contribution in the same amount that would apply if Mr. Burris remained employed with the Combined Company for the 15-month period following the termination date; and (d) upon the closing of the Merger, all outstanding PSUs will be deemed earned based on actual achievement of the applicable performance conditions (calculated as of a recent practicable date prior to the closing of the merger) and be converted into Converted Awards.

Subject to the terms and conditions of the Burris Separation Agreement, Mr. Burris’s outstanding RSUs and Converted Awards will be subject to the Separation Acceleration.

The foregoing summary of the Burris Separation Agreement is qualified in its entirety by reference to the full text and terms of the Burris Separation Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Officers

Consistent with the terms of the Merger Agreement, the board of directors of Indivior (the “Board”) approved the appointment, effective as of the Effective Time, of certain members of Supernus’s pre-Merger management team as officers of the Combined Company, including Jack A. Khattar as Chief Executive Officer and Timothy C. Dec as Senior Vice President, Chief Financial Officer.

In connection with the signing of the Merger Agreement, Supernus and Mr. Khattar entered into a Second Amended and Restated Employment Agreement, dated August 1, 2026 (the “Khattar Employment Agreement”), which became effective at the Effective Time. The Khattar Employment Agreement provides for, among other things, an annual base salary of $1,115,000, an annual cash bonus targeted at 100% of base salary (maximum 200%), a review of long-term equity eligibility as part of the 2027 compensation review, service as a director without additional compensation, and, upon a termination without cause or resignation for good reason, severance consisting of base salary continuation for 18 months (24 months in connection with a change in control), a lump sum equal to his most recent annual bonus, up to 12 months of COBRA premiums and full vesting of outstanding equity awards, subject to a release and continued compliance with restrictive covenants. The foregoing description is qualified in its entirety by the Khattar Employment Agreement, which is filed as Exhibit 10.6 hereto.

In addition, effective as of the Effective Time, the following individuals were appointed as executive officers of the Combined Company: Frank Mottola, Senior Vice President, Chief Technical Operations Officer; Padmanabh Bhatt, Senior Vice President of Intellectual Property and Chief Scientific Officer; Bryan Roecklein, Senior Vice President, Chief Business Officer; Todd Horich, Senior Vice President, Chief Commercial Officer; and Jonathan Rubin, Senior Vice President, Chief Medical Officer, Research and Development.

Biographical information for each of the Combined Company’s appointed officers is set forth below.

Jack A. Khattar, age 65, is the founder of Supernus and has served as Supernus’s President, Chief Executive Officer and Secretary and a Director since 2005.  From 1999 to 2005, Mr. Khattar served in various positions during that time as a board member, President and Chief Executive Officer of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc’s executive committee. Prior to that, Mr. Khattar served as an executive officer and the Chairman of the management committee at CIMA Labs Inc. (CIMA), a drug delivery company where he was also responsible for business development, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis, Playtex and Kodak in various locations, including the United States, Europe and the Middle East. Mr. Khattar currently serves on the boards of directors of Navitor Pharmaceuticals, LLC a privately-held development stage biotechnology company, and on the advisory board of New Rhein Healthcare, a private equity firm. Mr. Khattar also serves as Chairman of the board of directors of Cognition Therapeutics Inc., a publicly traded pharmaceutical company. He previously served as Chairman of the board of directors of scPharmaceuticals, a publicly traded pharmaceutical company acquired by MannKind Corporation. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania.

Timothy C. Dec, age 68, has served as Supernus’s Senior Vice President, Chief Financial Officer, and will serve in that role at the Combined Company. Mr. Dec has more than 35 years of experience in accounting and finance across many industries, including healthcare, and has served in chief financial officer or other senior financial executive roles at three publicly traded companies listed on Nasdaq and at private equity-backed companies. Most recently, from April 2015 to July 2021, Mr. Dec was Chief Financial Officer of OpGen, Inc., a Nasdaq-listed company engaged in the development and commercialization of molecular microbiology solutions. From January 2014 to April 2015, Mr. Dec served as Senior Vice President and Chief Financial Officer of Clubwidesports, LLC, a start-up sports management software company. From August 2007 to December 2012, he served as Senior Vice President and Chief Financial Officer of Fortress International Group, Inc., a publicly traded company; from June 2006 to August 2007, as Senior Vice President, Chief Financial Officer of Presidio Networked Solutions, a private company; and from June 1999 to June 2006, as Senior Vice President, Chief Accounting Officer and Treasurer of Broadwing Corporation (formerly Corvis Corporation), a publicly traded company. Mr. Dec also has public accounting firm experience and served as an Adjunct Professor teaching M.B.A. courses in finance at Mount St. Mary’s University from January 2013 to August 2017. Mr. Dec received his B.S. in accounting from Mount St. Mary’s University and an M.B.A. in finance from American University.

Frank Mottola, age 54, has served as Supernus’s Senior Vice President, Chief Technical Operations Officer since June 2025, and will serve in that role at the Combined Company. Previously, Mr. Mottola served as Supernus’s Senior Vice President of Quality, GMP Operations, Information Technology and Regulatory Affairs since March 2024, and of Quality, GMP Operations and Information Technology since January 2020. Before 2020, Mr. Mottola was Vice President of Quality, GMP Operations and Information Technology from 2017 to 2020, Vice President of Quality and GMP Operations from 2014 to 2017, and Director of Quality from 2005 to 2013. Prior to 2005, Mr. Mottola was the Director of Quality at Able Laboratories and previously held various positions at Ortho Clinical Diagnostics (a Johnson & Johnson company). He has over 25 years of experience in the pharmaceutical industry and holds Bachelor of Science degrees in Biology and Business Administration from Rutgers University and Walden University, respectively.

Padmanabh P. Bhatt, Ph.D., age 69, has served as Supernus’s Senior Vice President of Intellectual Property and Chief Scientific Officer since March 2012, and will serve in that role at the Combined Company. Dr. Bhatt previously served as Supernus’s Vice President of Pharmaceutical Sciences since 2005. From 2003 to 2005, Dr. Bhatt was Vice President of Advanced Drug Delivery at Shire Laboratories Inc. From 2001 to 2003, he served as Vice President of Research and Development and Chief Technology Officer at Point Biomedical Corporation. From 1996 to 2001, he served at ALZA Corporation (now a Johnson & Johnson company) in various positions, from Product Development Manager to Director of Technical Development. Prior to that, Dr. Bhatt held positions as Research Specialist and Group Leader of Novel Drug Delivery at Dow Corning Corporation (from 1992 to 1996) and Senior Scientist at Hercon Laboratories (from 1989 to 1992). Dr. Bhatt earned his Bachelor of Pharmacy and Master of Pharmacy degrees from the University of Bombay, India, and holds M.S. and Ph.D. degrees in Pharmaceutical Chemistry from the University of Kansas.

Bryan A. Roecklein, Ph.D., age 67, has served as Supernus’s Chief Business Officer since January 2026, and will serve as Chief Business Officer of the Combined Company. He joined Supernus in July 2015 as its Vice President of Corporate Development and most recently served as Supernus’ Senior Vice President, Corporate Development. Most recently before joining Supernus, he was a member of the U.S. Executive Team at Meda Pharmaceuticals, leading the corporate development function, and previously served as its Vice President of Marketing and Business Development, with responsibilities covering marketing, access, trade and acquisition strategy. From 2001 to 2011, at MedPointe, and subsequently Meda Pharmaceuticals, Dr. Roecklein held various positions of increasing responsibility in portfolio management, new product planning, marketing, medical education and commercial development. From 1998 to 2001, Dr. Roecklein led commercial development at Kimeragen and ValiGene, and from 1995 to 1998 he was an independent Investigator at the Fred Hutchinson Cancer Research Center. Dr. Roecklein earned his B.S. from the University of Maryland, College Park, and his Ph.D. in Molecular, Cellular, and Developmental Biology from the University of Colorado Boulder.

William Todd Horich, Ph.D., MBA, age 54, was appointed Supernus’s Senior Vice President and Chief Commercial Officer in March 2026, having joined Supernus as its first commercial employee in 2010, and will serve in that role at the Combined Company. Prior to joining Supernus, Dr. Horich held various positions of increasing responsibility with Novartis Pharmaceuticals Inc., as well as Director level positions with Vanda Pharmaceuticals and Medimmune, Inc, and has 25 years of commercial leadership experience across multiple disease states in retail and specialty pharmaceuticals. Dr. Horich earned his Ph.D. in Pharmaceutical Sciences from the University of Maryland and an M.B.A. from the University of Baltimore. He also holds an M.S. and a B.S. in Biological Sciences from the University of Maryland.

Jonathan Rubin, M.D., age 65, has served as Supernus’s Senior Vice President, Chief Medical Officer, Research and Development since January 2021, and will serve in that role at the Combined Company. Before joining Supernus in February 2020 as Senior Vice President, Clinical Research and Medical Affairs, Dr. Rubin was Chief Medical Officer of Atentiv, Inc. from May 2018 to February 2020, where he was responsible for clinical strategy and the design of clinical trials. From October 2017 to July 2018, Dr. Rubin was a clinical consultant to Chondrial Therapeutics, Inc. From August 2013 to September 2017, he was Chief Medical Officer of Alcobra, Inc., where he was responsible for oversight of the company’s clinical development, medical affairs, biometrics and pharmacovigilance and participated in the completion of two Phase III studies in ADHD. From February 2007 to July 2013, Dr. Rubin was Medical Director of Clinical Development and Medical Affairs for Shire Pharmaceuticals, where he supported the company’s ADHD portfolio, and from March 2011 to December 2011 he also served as Director, Scientific Licensing Assessment. Prior to entering the biopharmaceutical industry, Dr. Rubin was in private practice as a developmental-behavioral pediatrician for 16 years. Dr. Rubin received his M.D. from the University of Connecticut School of Medicine, his M.B.A. from the Columbia School of Business and his B.S. in molecular biophysics and biochemistry from Yale University.

Other than as set forth herein, there are no arrangements or understandings between the Combined Company’s newly appointed officers and any person pursuant to which they were appointed. None of the Combined Company’s newly appointed officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignations and Appointments of Directors

In connection with the Merger and effective as of the Effective Time, Joseph Ciaffoni, Dr. David Wheadon, Daniel Ninivaggi and Barbara Ryan, being the members of the Board who are not continuing as directors of the Combined Company, resigned (collectively, the “Director Resignations”). The decision of each such director to resign was not because of a disagreement with Indivior or the Board on any matter relating to Indivior’s operations, policies or practices.

Effective as of the Effective Time, and consistent with the terms of the Merger Agreement, the Board consists of eight directors: Tony Kingsley, Juliet Thompson, Dr. Keith Humphreys and Mark Stejbach, who continue as directors from the pre-Merger Indivior board (the “Indivior Designees”), and Jack A. Khattar, Georges Gemayel, Carrolee Barlow and Bethany Sensenig, who were designated by Supernus and appointed to fill the vacancies resulting from the Director Resignations (the “Supernus Designees”). Mr. Kingsley, an Indivior Designee, will serve as Chair of the Board. Each director will serve until the Combined Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Biographical information for the Supernus Designees is set forth below.

Georges Gemayel, Ph.D., age 66, has served as a member of the Supernus Board since 2015. From February 2011 to December 2012, Dr. Gemayel served as Executive Chairman of Syndexa Pharmaceuticals Corp., a privately held drug development company. Prior to that, in 2010, Dr. Gemayel served as Executive Chairman of FoldRx until its acquisition by Pfizer. From June 2008 until November 2009, Dr. Gemayel served as President and Chief Executive Officer of Altus Pharmaceuticals, a publicly traded pharmaceutical company. From 2003 to 2008, he was Executive Vice President at Genzyme Corporation where he was responsible for Genzyme’s global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann La-Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University in Paris. France. Dr. Gemayel currently serves as Chairman of the board of directors of GlycoEra AG a privately held company, as well as serving as a director of Disc Medicine Inc., a publicly traded company. He was previously a director of Flamingo Therapeutics, a privately held company, Adolor Corporation, a publicly traded company, acquired by Cubist Pharmaceuticals. Inc., a director at Prosensa, acquired by Biomarin, a director at NPS, acquired by Shire, a director of Epitherapeutics, acquired by Gilead, a director of Raptor Pharmaceutical Corp., acquired by Horizon Pharma plc, the Chairman of Enterome Bioscience SA and Dimension Therapeutics, acquired by Ultragenyx, a director of Momenta Pharmaceuticals, a publicly traded company acquired by Johnson and Johnson, the Executive Chairman of Gemini Therapeutics, which merged with Disc Medicine Inc., the Chairman of Dynacure, which merged with Flamingo Therapeutics, and the Chairman of Vascular Magnetics and Oxthera AB, both privately owned companies.

Carrolee Barlow, M.D., Ph.D., age 63, has served as a member of the Supernus Board since 2018. Dr. Barlow is a renowned expert in neuroscience and neurodegeneration, rare diseases and clinical development of new therapies. Dr. Barlow serves as Consulting Chief Medical Officer to several companies. Most recently, she was the Chief Medical Officer of Arialys, a position she held from August 2023 to March 2024. Prior to assuming that role, she served as Chief Medical Officer of EScape Bio, a position she held from January 2019 to August 2022. Prior to EScape, Dr. Barlow served as Chief Executive Officer of the Parkinson’s Institute and Clinical Center (Parkinson’s Institute), an independent nonprofit organization providing research, clinical trials and patient care for Parkinson’s and related disorders. There, she led all aspects of basic research, clinical research, and clinical care, as well as partnerships with biotech and pharmaceutical companies. She remained a member of the board of directors for the Parkinson’s Institute until 2019. Before joining the Parkinson’s Institute in 2014, since 2008 Dr. Barlow has also served as a consultant and advisor to a variety of biotechnology companies addressing neurologic, psychiatric, metabolic and rare genetic diseases. She was acting Chief Medical Officer at Amicus Therapeutics leading the execution, analysis and regulatory interactions that resulted in the approval of the first small-molecule therapy for Fabry disease (migalastat). She also led efforts that resulted in the first proof-of-concept clinical studies in patients for two novel biologic programs for Pompe and Fabry diseases. Previously, Dr. Barlow was a co-founder, Chief Scientific Officer and Chief Medical Officer of BrainCells Inc., advancing new therapeutic approaches for neurological and psychiatric disease, and worked at Merck Research Laboratories as Director of Molecular Neuroscience and worldwide leader of the Stroke and Neurodegeneration therapeutic areas. Earlier in her career, Dr. Barlow was a professor at the Salk Institute for Biological Studies, where she was a pioneer in the nascent field of neurogenomics. Dr. Barlow served as a member of the board of directors of Orphazyme A/S, a publicly traded company, and on the scientific advisory boards of ReCode Therapeutics, Kainos Medicine, CIONIC, and Rune Biosciences, each a private company. Dr. Barlow received her M.D. from the University of Utah and completed her residency in internal medicine at The New York Hospital, Cornell Medical Center. She went on to earn a Ph.D. in molecular and developmental biology at the Karolinska Medical Nobel Institute in Stockholm, Sweden. Shortly thereafter, she joined the National Institutes of Health and completed specialty training in endocrinology and a postdoctoral fellowship in neurogenetics at the National Human Genome Research Institute. Dr. Barlow is an author of approximately 100 peer-reviewed research papers, review articles and book chapters, and is an inventor on numerous U.S. patents.

Bethany L. Sensenig, age 51, has served as a member of the Supernus Board since August 2023. Ms. Sensenig is currently the Chief Financial Officer and Head of Strategy of CenExel, a clinical research site network. From May 2024 through April 2026, Ms. Sensenig was the Chief Financial Officer and Head of Operations of Radius Health, Inc., a commercial stage company focused on osteoporosis and bone health, where she played a critical leadership role in the growth, financial performance, and sale of the company. As of April 2026, Ms. Sensenig serves on the Board of Directors of Alpha Cognition, a publicly traded company. From 2025 to 2026, Ms. Sensenig also served as a member of the Board of Directors of Kalvista Pharmaceuticals, Inc., a publicly traded corporation. From January 2022 through July 2023, she was Chief Financial Officer and Interim Chief Executive Officer of 9 Meters Biopharma, a clinical-stage biotechnology company. 9 Meters Biopharma filed for bankruptcy in July 2023. Prior to that, Ms. Sensenig was Chief Financial Officer and Head of U.S. Operations of Minovia Therapeutics, Ltd., a clinical-stage cell therapy company, where she played a critical leadership role in building the company’s business and financing strategy. She spent 13 years at Biogen Inc., a multinational biotechnology company, where she held several positions of increasing responsibility, the latest of which was Vice President of Finance and Commercial Operations. Ms. Sensenig has led or played key roles in numerous transactions and acquisition-related deals throughout her career and had direct P&L accountability at Biogen for upwards of $1 billion in annual revenue across 30 countries spanning the U.S., Asia-Pacific, Latin America and Europe. Earlier in her career, Ms. Sensenig held financial management and analyst roles at Merck & Co. Inc. and Nexus Technologies, Inc. Ms. Sensenig holds a Bachelor of Science in Accounting and Business Management from Montreat College, a Master of Business Administration from Western Carolina University and is a Certified Management Accountant.

Board Committees

Following the Effective Time, the committee structure of the Board is the same as the standing committee structure of the Indivior board of directors in effect immediately prior to the Merger other than the dissolution of the Compliance & Ethics Committee, today comprising four standing committees: an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee, and a Science Committee. Each committee operates under a Board-approved charter. The members of the Science Committee are: Carrolee Barlow, M.D., Ph.D. (Chair), Georges Gemayel, Ph.D., Keith Humphreys, and Mark Stejbach. The members of the Audit Committee are: Bethany Sensenig (Chair), Tony Kingsley, and Juliet Thompson. The members of the Compensation Committee are: Mark Stejbach (Chair), Georges Gemayel, Ph.D., and Bethany L. Sensenig. The members of the Nominating & Corporate Governance Committee are: Juliet Thompson (Chair), Carrolee Barlow, M.D., Ph.D., and Georges Gemayel, Ph.D.

Other than as described in this Current Report on Form 8-K and as contemplated by the Merger Agreement, there are no arrangements or understandings between any of the Supernus Designees and any other person pursuant to which such director was selected as a director of the Combined Company. None of the Supernus Designees has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Khattar will not receive any additional compensation for his service as a director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated by the Merger Agreement, effective as of the Effective Time, Indivior amended its certificate of incorporation to change its name from “Indivior Pharmaceuticals, Inc.” to “Supernus, Inc.” A copy of the certificate of amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Merger, the Combined Company’s shares of common stock will begin trading on the Nasdaq Stock Market LLC under the ticker symbol “SUPN,” in place of its prior ticker symbol “INDV” on or about November 3, 2026.

Item 7.01	Regulation FD Disclosure.

On November 2, 2026, the Combined Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) The following exhibits are filed with this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of August 1, 2026, by and among Indivior Pharmaceuticals, Inc., Artemis Merger Sub Inc. and Supernus Pharmaceuticals, Inc. (filed as Exhibit 2.1 to Indivior’s Current Report on Form 8-K filed August 3, 2026 and incorporated herein by reference).
3.1*	Certificate of Amendment to the Certificate of Incorporation of Supernus, Inc.
10.1*#	Credit Agreement, dated November 2, 2026, among Supernus, Inc. (formerly Indivior Pharmaceuticals, Inc.), Citibank, N.A. and the lenders party thereto.
10.2*	Separation Agreement and Release of Claims, dated as of November 2, 2026, by and between Indivior Inc. and Joseph Ciaffoni.
10.3*	Separation Agreement and Release of Claims, dated as of November 2, 2026, by and between Indivior Inc. and Ryan Preblick.
10.4*	Separation Agreement and Release of Claims, dated as of November 2, 2026, by and between Indivior Inc. and Patrick Barry.
10.5*	Separation Agreement and Release of Claims, dated as of November 2, 2026, by and between Indivior Inc. and Jeffrey Burris.
10.6	Second Amended and Restated Employment Agreement, dated August 1, 2026, between Supernus Pharmaceuticals, Inc. and Jack A. Khattar. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Supernus Pharmaceuticals, Inc. on August 3, 2026, File No. 001-35518).
99.1*	Press release, dated November 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Filed herewith
#	Exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supernus, Inc. (formerly known as Indivior Pharmaceuticals, Inc.)

Date: November 2, 2026	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer